Exhibit 99.1
Bright Horizons Family Solutions® Reports Second Quarter of 2015 Financial Results

BOSTON, August 4, 2015 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the second quarter of 2015 and confirmed and updated certain financial guidance for the full year 2015.
Second Quarter 2015 Highlights (compared to second quarter 2014):

•	Revenue increased 6% to $370 million

•	Adjusted EBITDA* increased 16% to $75 million

•	Adjusted income from operations* increased 23% to $52 million

•	Adjusted net income* increased 20% to $33 million

•	Diluted adjusted earnings per common share* increased 29% to $0.53

"We are very pleased to report another strong quarter, reflective of solid growth and operating results across all of our business lines. These results are made possible by delivering on our mission every day to provide high quality care, education and service to children, families and employers," said David Lissy, Chief Executive Officer. “Our goal has been to invest in our core services while developing new services to meet the needs of working families across the world, and it is gratifying to continue to see our investments return positive results for all of those that we have the privilege to serve.”

“I continue to be immensely proud of our hardworking team of educators and professionals who time and again have earned us the distinction of being one of the best places to work everywhere we operate. This includes the addition of the team from Hildebrandt Learning Centers, based in the mid-Atlantic area, who have recently joined the Bright Horizons family,” continued Lissy. “Being a leading workplace is critical to achieving our goals of supporting the success of working families and delivering solutions that help our clients, some of the world’s largest and most influential employers, develop a productive and engaged workforce.”

Second Quarter 2015 Results

Revenue increased $22.4 million, or 6%, in the second quarter of 2015 from the second quarter of 2014 on contributions from new and ramping full-service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services, partially offset by the effects of foreign currency translation on our European business.

Income from operations was $52.1 million for the second quarter of 2015 compared to $42.5 million in the same 2014 period, primarily due to a $12.7 million increase in gross profit, partially offset by increases in recurring selling, general and administrative expenses. The increase in gross profit and income from operations reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the second quarter of 2014, and strong cost management, partially offset by the costs incurred during the ramp-up of certain new lease/consortium centers opened during 2014 and 2015 and the effects of foreign currency translation on our European business. Net income was $26.9 million for the second quarter of 2015 compared to net income of $21.7 million in the same 2014 period, an increase of $5.2 million on the expanded income from operations.

In the second quarter of 2015, adjusted EBITDA increased $10.3 million, to $74.8 million, and adjusted income from operations increased $9.9 million, to $52.5 million, from the second quarter of 2014 due primarily to the expanded gross profit.  Adjusted net income increased by $5.5 million, or 20%, to $33.1 million on the expanded income from operations.  Diluted adjusted earnings per common share was $0.53, an increase of 29% compared to the second quarter in 2014.

As of June 30, 2015, the Company operated 922 early care and education centers with the capacity to serve 106,000 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, expenses related to secondary offerings, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in "Presentation of Non-GAAP Measures" and "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

Balance Sheet and Cash Flow

During the six months ended June 30, 2015, the Company generated approximately $115.0 million of cash flow from operations compared to $104.4 million for the same period in 2014 and invested $64.2 million in fixed assets and acquisitions compared to $36.2 million in the same 2014 period.  Net cash used in financing activities totaled $62.4 million in the six months ended June 30, 2015 compared to $14.2 million provided by financing activities for the same 2014 period.  The Company repurchased a total of 1.3 million shares of common stock for a total of $72.6 million during the first six months of 2015, including a 1.25 million share block trade in connection with the secondary offering of stock completed in June 2015. During the six months ended June 30, 2015, the Company's cash and cash equivalents decreased $11.0 million to $76.9 million.

2015 Outlook

As described below, the Company is confirming and updating certain financial guidance. For the full year 2015, the Company currently expects:

•Overall revenue growth in 2015 in the range of 7-10%
•Adjusted EBITDA growth in 2015 in the range of 14-16%
•Adjusted net income growth in 2015 in the range of 15-17%
•Diluted adjusted earnings per common share growth in the range of 23-26%
•Diluted weighted average shares of approximately 63 million shares

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through August 11, 2015 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13614654.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements

This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." The Company's actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industries in which we and our partners operate, and our 2015 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 2, 2015, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 140 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2014 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended June 30,
	2015	%	2014	%
Revenue	$370,465	100.0%	$348,100	100.0%
Cost of services	274,605	74.1%	264,986	76.1%
Gross profit	95,860	25.9%	83,114	23.9%
Selling, general and administrative expenses	36,890	10.0%	33,204	9.5%
Amortization of intangible assets	6,832	1.8%	7,375	2.1%
Income from operations	52,138	14.1%	42,535	12.3%
Interest expense, net	(10,353)	(2.8)%	(8,614)	(2.5)%
Income before income taxes	41,785	11.3%	33,921	9.8%
Income tax expense	(14,866)	(4.0)%	(12,207)	(3.5)%
Net income	$26,919	7.3%	$21,714	6.3%

Earnings per common share:
Common stock—basic	$0.44		$0.33
Common stock—diluted	$0.43		$0.32
Weighted average number of common shares outstanding:
Common stock—basic	61,362,983		65,772,698
Common stock—diluted	62,858,237		67,456,880

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Six Months Ended June 30,
	2015	%	2014	%
Revenue	$720,905	100.0%	$680,255	100.0%
Cost of services	538,437	74.7%	519,992	76.4%
Gross profit	182,468	25.3%	160,263	23.6%
Selling, general and administrative expenses	73,735	10.2%	68,608	10.1%
Amortization of intangible assets	13,754	1.9%	15,109	2.2%
Income from operations	94,979	13.2%	76,546	11.3%
Interest expense, net	(20,384)	(2.8)%	(17,341)	(2.5)%
Income before income taxes	74,595	10.4%	59,205	8.8%
Income tax expense	(25,144)	(3.5)%	(21,443)	(3.2)%
Net income	$49,451	6.9%	$37,762	5.6%

Earnings per common share:
Common stock—basic	$0.80		$0.57
Common stock—diluted	$0.78		$0.56
Weighted average number of common shares outstanding:
Common stock—basic	61,522,973		65,590,275
Common stock—diluted	63,023,803		67,333,130

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$76,920	$87,886
Accounts receivable—net	67,740	83,066
Other current assets	60,353	52,206
Total current assets	205,013	223,158
Fixed assets—net	416,152	398,947
Goodwill	1,111,454	1,095,738
Other intangibles—net	398,418	406,249
Other assets	17,633	16,984
Total assets	$2,148,670	$2,141,076
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,550	$9,550
Accounts payable and accrued expenses	136,390	116,425
Deferred revenue and other current liabilities	142,523	153,448
Total current liabilities	288,463	279,423
Long-term debt	908,613	911,627
Deferred income taxes	130,656	127,036
Other long-term liabilities	78,700	72,031
Total liabilities	1,406,432	1,390,117
Total stockholders’ equity	742,238	750,959
Total liabilities and stockholders’ equity	$2,148,670	$2,141,076

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,451	$37,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,665	38,950
Stock-based compensation	4,600	4,423
Deferred income taxes	4,173	(159)
Other non-cash adjustments, net	3,559	3,003
Changes in assets and liabilities:
Accounts receivable	15,955	20,715
Prepaid expenses and other current assets	(7,264)	3,041
Accounts payable and accrued expenses	15,632	4,170
Other, net	(9,752)	(7,536)
Net cash provided by operating activities	115,019	104,369
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(41,800)	(30,701)
Payments for acquisitions, net of cash acquired	(22,424)	(6,522)
Settlement of purchase price for prior year acquisitions	14	1,030
Net cash used in investing activities	(64,210)	(36,193)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(4,775)	(3,950)
Purchase of treasury stock	(72,644)	(3,079)
Proceeds from issuance of common stock upon exercise of options	6,199	11,027
Proceeds from issuance of restricted stock	3,864	4,709
Tax benefit from stock-based compensation	4,945	5,444
Net cash (used in) provided by financing activities	(62,411)	14,151
Effect of exchange rates on cash and cash equivalents	636	371
Net (decrease) increase in cash and cash equivalents	(10,966)	82,698
Cash and cash equivalents—beginning of period	87,886	29,585
Cash and cash equivalents—end of period	$76,920	$112,283

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended June 30, 2015
Revenue	$317,181	$44,404	$8,880	$370,465
Amortization of intangibles	6,507	181	144	6,832
Income from operations	36,323	14,240	1,575	52,138
Adjusted income from operations (1)	36,669	14,240	1,575	52,484

Three months ended June 30, 2014
Revenue	$300,724	$39,740	$7,636	$348,100
Amortization of intangibles	7,050	181	144	7,375
Income from operations	29,497	12,181	857	42,535
Adjusted income from operations	29,497	12,181	857	42,535

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Six months ended June 30, 2015
Revenue	$617,515	$86,005	$17,385	$720,905
Amortization of intangibles	13,104	362	288	13,754
Income from operations	64,598	28,001	2,380	94,979
Adjusted income from operations (1)	64,944	28,001	2,380	95,325

Six months ended June 30, 2014
Revenue	$587,748	$77,196	$15,311	$680,255
Amortization of intangibles	14,456	362	291	15,109
Income from operations	51,508	23,873	1,165	76,546
Adjusted income from operations (1)	52,058	23,873	1,165	77,096

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$26,919	$21,714	$49,451	$37,762
Interest expense, net	10,353	8,614	20,384	17,341
Income tax expense	14,866	12,207	25,144	21,443
Depreciation	12,448	11,960	24,912	23,841
Amortization of intangible assets (a)	6,832	7,375	13,754	15,109
EBITDA	71,418	61,870	133,645	115,496
Additional Adjustments:
Deferred rent (b)	687	535	1,654	1,315
Stock-based compensation expense (c)	2,300	2,038	4,600	4,423
Expenses related to secondary offering (d)	346	—	346	550
Total adjustments	3,333	2,573	6,600	6,288
Adjusted EBITDA	$74,751	$64,443	$140,245	$121,784

Income from operations	$52,138	$42,535	$94,979	$76,546
Expenses related to secondary offering (d)	346	—	346	550
Adjusted income from operations	$52,484	$42,535	$95,325	$77,096

Net income	$26,919	$21,714	$49,451	$37,762
Income tax expense	14,866	12,207	25,144	21,443
Income before tax	41,785	33,921	74,595	59,205
Stock-based compensation expense (c)	2,300	2,038	4,600	4,423
Amortization of intangible assets (a)	6,832	7,375	13,754	15,109
Expenses related to secondary offering (d)	346	—	346	550
Adjusted income before tax	51,263	43,334	93,295	79,287
Adjusted income tax expense (e)	(18,198)	(15,817)	(33,119)	(29,119)
Adjusted net income	$33,065	$27,517	$60,176	$50,168

Weighted average number of common shares—diluted	62,858,237	67,456,880	63,023,803	67,333,130
Diluted adjusted earnings per common share	$0.53	$0.41	$0.95	$0.74

(a)
Represents amortization of intangible assets, including approximately $5.0 million for the three months ended June 30, 2015 and 2014, and $10.0 million for the six months ended June 30, 2015 and 2014, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense.

(d)	Represents costs incurred in connection with secondary offering of common stock in March 2014 and May 2015.

(e)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 35.5% and 36.5% in 2015 and 2014.